SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT


      Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)   November 24, 1998
                                                         -----------------



                                  STATE BANCORP, INC.
      --------------------------------------------------------------------------
                   (Exact name of registrant as specified in its charter)

                 New York                     0-14874            11-2846511
      --------------------------------------------------------------------------
      (State or other jurisdiction of      (Commission        (I.R.S. Employer
       incorporation or organization        File Number)     Identification No.)


      699 Hillside Avenue, New Hyde Park, NY                      11040-2512
      --------------------------------------------------------------------------
      (Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number including area code         (516) 437-1000
                                                          ----------------------


      --------------------------------------------------------------------------
               (Former name or former address, if changed since last report)

ITEM 5  -- OTHER EVENTS


On November 24, 1998, the Registrant's Board of Directors authorized an increase in its stock repurchase program under which the Registrant may now buy back up to 200,000 shares of its common stock. This amount represents approximately three percent of the Company's current common shares outstanding. The Board had previously authorized the repurchase of up to 50,000 shares at its February 1998 meeting.

The repurchases may be made from time to time as market conditions permit, at prevailing prices on the open market. The program may be discontinued at any time. State Bancorp, Inc. currently has 6.6 million shares of common stock outstanding.



                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                             STATE BANCORP, INC.


DATE:   DECEMBER 30, 1998


                             BY:   s/Brian K. Finneran
                             -------------------------
                             Brian K. Finneran, Secretary